UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2022

ORION GROUP HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300

Houston, Texas 77034

(Address of principal executive offices)

(713) 852-6500

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common stock, $0.01 par value per share	ORN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 6, 2022, Mark R. Stauffer, the President, Chief Executive Officer, and Interim Chief Financial Officer, of Orion Group Holdings, Inc. (the “Company”), and a member of its Board of Directors separated from the Company in all capacities.

Effective April 6, 2022, the Board appointed Austin J. Shanfelter, age 64, as the Company’s Interim Chief Executive Officer and Interim Chief Financial Officer. Mr. Shanfelter is currently the Chairman of the Company’s Board of Directors, and he will also continue to serve in that capacity. In connection with Mr. Shanfelter’s appointment, the Board has designated Richard L. Daerr, Jr., a current member of the Board, as Lead Independent Director. Other than as described herein, there are no understandings or arrangements between Mr. Shanfelter and any other person pursuant to which Mr. Shanfelter was chosen to serve as Interim Chief Executive Officer and Interim Chief Financial Officer. Except as described herein, there are no existing relationships between Mr. Shanfelter and any person that would require disclosure pursuant to Item 404(a) of Regulation S-K or any familial relationships that would require disclosure under Item 401(d) of Regulation S-K.

Mr. Shanfelter has been a member of the Board and a Class III director since May 22, 2007 and effective January 1, 2021 was elected by the Board to serve as its Chairman.  He served as Chairman of the Board’s Compensation Committee from May 2007 until March 2019, when he was appointed the Company’s interim Chief Operating Officer, a position he held until February 2020.  In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chairman of the Board’s Compensation Committee, a position that he held until June 1, 2021.  Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019. Mr. Shanfelter stepped down as a member of the Compensation Committee effective March 24, 2022. Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and prior thereto, he was its divisional president from 1997 to 2000.

Mr. Shanfelter has been involved in the telecommunication, power, and specialty construction industries since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association (“PCAA”) in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016.  Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame.  Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

In connection with Mr. Stauffer’s separation from the Company, he and the Company entered into a consulting agreement effective April 6, 2022 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Mr. Stauffer has agreed to provide transition assistance to Mr. Shanfelter in his role as Interim Chief Executive Officer and Interim Chief Executive Officer through June 30, 2022, for a weekly fee of $13,900.

Mr. Stauffer and the Company also entered into a Separation and General Release Agreement, effective April 6, 2022 (the “Separation Agreement”). Pursuant to the terms of the Separation Agreement, in consideration for signing a customary general release and waiver of claims, Mr. Stauffer will receive (i) the cash severance payments due him under the terms of his Employment Agreement with the Company, dated January 1, 2015, as amended by the First through Fourth Amendments, as previously disclosed by the Company,

(ii) accelerated vesting of certain outstanding equity awards which were scheduled to vest on or prior to August 31, 2022, and (iii) the unmodified right to exercise any previously vested stock options.

The foregoing descriptions of the Consulting Agreement and the Separation Agreement do not purport to be complete and are qualified in their entirety by the full text of the respective agreements, which are filed herewith as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (the “Current Report”), respectively, and are incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On April 7, 2022, the Company issued a press release announcing the events described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

The information in this Item 7.01 of this Current Report, including corresponding Exhibit 99.1, is being “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

The Exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of, and is incorporated by reference into, this Current Report.

Exhibit Index

Exhibit No.	Description
10.1†	Consulting Agreement, dated April 6, 2022, by and between Mark R. Stauffer and Orion Group Holdings, Inc.
10.2†	Separation and General Release Agreement, dated April 6, 2022, by and between Mark R. Stauffer and Orion Group Holdings, Inc.
99.1	Press release issued April 7, 2022.
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

† Compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORION GROUP HOLDINGS, INC.

By: /s/ Peter R. Buchler

Peter R. Buchler

Secretary

Date: April 12, 2022